FOR IMMEDIATE RELEASE: APRIL 1, 2014	For more information, please contact: John Vong Chief Financial Officer (714) 444-8753 jvong@isc8.com

ISC8 SETS CONFERENCE CALL TO INTRODUCE CEO J. KIRSTEN BAY

Webcast Scheduled for Thursday, April 3, 2014 at 4:30 PM (EDT)

PLANO, TEXAS – April 1, 2014 – ISC8® Inc. (OTCBB:ISCI), a provider of intelligent Cyber security solutions and supporting technologies, announced today that it will host a conference call to introduce J. Kirsten Bay, President and CEO of ISC8 on Thursday, April 3, 2014 at 4:30 PM Eastern Daylight Time.

ISC8’s CFO John Vong will host the Company's conference call which will be broadcast live over the Internet and can be accessed by all interested parties via a link on the Investors Section of the ISC8 website at http://www.isc8.com/news-events/press-releases/. Interested parties may access the Question and Answer Session conference call by dialing (866) 352-2112 (domestic) or (630) 691-2779 (international) and entering the passcode 9016220#.

For those unable to monitor the live broadcast, a replay will be available on the ISC8 website shortly after the conclusion of the call.  In addition, a telephonic replay of the call will be available for approximately one week following the call by dialing (888) 843-7419 (domestic) or (630) 652-3042 (international) and entering the passcode 9016220#.

About ISC8

ISC8 is actively engaged in the development and sale of intelligent cybersecurity solutions for commercial and government environments worldwide. ISC8’s cyber portfolio is aimed at detecting next-generation malware and Advanced Persistent Threats (APTs), providing real-time Big Data security analytics to identify perpetrators and preventing critical data loss. ISC8 provides hardware, software and service offerings for Malware Threat Detection. ISC8 is a global company with resources across North America and Europe, the Middle East, and Asia Pacific. For more information about ISC8 visit www.isc8.com.

ISC8 Statement under the Private Securities Litigation Reform Act

This release may contain information about future expectations, plans and prospects of ISC8's management that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, competitive forces, general economic, market or business conditions, the effects of any attempts to intentionally disrupt our services or network by hackers or others, changes in ISC8's technologies such that they are no longer inter-operable, failure of customers to adopt, or delays in their adoption of, ISC8 products or services discussed above, and other factors, most of which are beyond ISC8's control, as well as those discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC. Except as required by law, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.